Exhibit 99.1

Contact:

William B. Boni
VP, Investor Relations/
Corp. Communications
(781) 994-0300
www.ArQule.com

FOR IMMEDIATE RELEASE:

ARQULE REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

Woburn, MA, July 27, 2006 — ArQule, Inc. (NASDAQ: ARQL) today announced its financial results for the second quarter of 2006.

For the quarter ended June 30, 2006, the Company reported a net loss of $7,575,000 or $0.21 per share, compared with a net loss of $2,427,000, or $0.07 per share, for the second quarter of 2005.  For the six-month period ended June 30, 2006, the Company reported a net loss of $3,288,000, or $0.09 per share, compared to a net loss of $3,871,000, or $0.11 per share, for the six-month period ended June 30, 2005.

The Company reported total revenues of $6,570,000 for the quarter ended June 30, 2006, compared to revenues of $13,454,000 for the second quarter of 2005.  Revenues for the six months ended June 30, 2006 were $30,022,000, compared to revenues of $27,397,000 for the six months ended June 30, 2005.

Compound development revenues for both the 2006 and 2005 periods related primarily to chemistry services provided by the Company to Pfizer Inc. The decreased revenues in the second quarter of 2006 followed the Company’s previously announced decision to exit the chemistry services business upon conclusion of the Pfizer agreement in May 2006.  Research and development revenue in the 2006 and 2005 quarters related primarily to financial support from Hoffmann-La Roche related to the Company’s ongoing development of products in its E2F cancer therapy program.

Total costs and expenses for the quarter ended June 30, 2006 were $15,410,000, compared to $16,129,000 for the second quarter of 2005.  Total costs and expenses for the six months ended June 30, 2006 were $35,917,000, compared to $32,019,000 for the same period in 2005.

Cost of compound development revenue for the three and six-month periods ended June 30, 2006, relating to the production of compounds for Pfizer, totaled $2,526,000 and $8,345,000, respectively, compared with $7,674,000 and $15,027,000 for the three and six-month periods ended June 30, 2005.  Research and development costs for the three and six-month periods

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ended June 30, 2006 were $9,567,000 and $20,093,000, respectively, compared with $6,217,000 and $12,070,000 for the 2005 three and six-month periods.  Marketing, general and administrative costs for the three and six-month periods ended June 30, 2006 were $2,781,000 and $4,981,000, respectively, compared with $2,238,000 and $4,922,000 for the 2005 three and six-month periods.

For the three and six-month periods ended June 30, 2006, the Company recorded restructuring charges of $536,000 and $2,498,000 related to employee severance associated with the termination of its chemistry services business.  As of June 30, 2006 all affected employees have been separated from the Company, and the termination benefits are expected to be fully paid by December 31, 2006.

On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R) related to share-based awards.  As a result, the Company recorded charges of $896,000 and $1,775,000 in the quarter and six months ended June 30, 2006, respectively, to reflect share-based compensation expense, which is reflected in compound development cost of revenue, research and development expenses and marketing, general and administrative expenses.

At June 30, 2006, the Company had a total of approximately $119,919,000 in cash and marketable securities.

Operational Review

“We are pleased with the patient enrollment in our clinical programs based upon our two lead scientific platforms, checkpoint pathway activation and c-Met inhibition,” said Dr. Stephen A. Hill, president and chief executive officer of ArQule.  “With regard to our checkpoint pathway activation program, patients are being actively enrolled in Phase 2 trials with ARQ 501 as monotherapy in leiomyosarcoma and as combination therapy with gemcitabine in pancreatic cancer.

“We expect to initiate patient enrollment in a second Phase 2 monotherapy trial with ARQ 501 in head and neck cancer in the near future,” said Dr. Hill. “We also plan to begin a Phase 2 combination therapy trial with ARQ 501 and paclitaxel in ovarian cancer later in the year.  With regard to our c-Met inhibition program, patient enrollment continues on schedule in a Phase 1 clinical trial with ARQ 197, an orally administered small molecule, at three centers in the U.S.

“During the quarter, we also reported updated data from Phase 1 combination therapy trials with ARQ 501 and chemotherapeutic agents,” said Dr. Hill.  “These studies demonstrate clinical tolerability, favorable pharmacokinetics and promising signs of anti-tumor activity in patients with a range of advanced solid tumors.”

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Conference Call and Webcast

ArQule will hold a conference call at 9:00 a.m. eastern time today, July 27, 2006.  Dr. Stephen A. Hill, president and chief executive officer, and Louise A. Mawhinney, chief financial officer, will lead the call.

Date & Time:	Thursday, July 27, 2006 at 9:00 a.m., Eastern Time
Conference Call Numbers
Toll Free:	866.713.8565
Toll:	617.597.5324
Code:	ArQule
Webcast:	www.arqule.com

A replay of the conference call will be available for five days and can be accessed by dialing toll-free 888.286.8010, and outside the U.S. 617.801.6888.  The access code is 85879182.

About ArQule

ArQule, Inc. is a biotechnology company engaged in the research and development of next-generation, small-molecule cancer therapeutics.  The Company’s targeted, broad-spectrum products and research programs are designed to affect key biological processes that are central to cancer. ArQule’s lead clinical-stage products have been generated from two scientific platforms.  The first of these, Activated Checkpoint TherapySM (ACT), is designed to kill cancer cells selectively while sparing normal cells through direct activation of DNA damage response/checkpoint pathways. The Company’s lead ACT program, based on the E2F1 pathway, is partnered with Roche. ArQule’s second cancer platform, Cancer Survival Protein modulation, has generated a clinical-stage product designed to inhibit a molecule known as c-Met, which plays multiple roles in cancer cell growth, survival, invasion, angiogenesis and metastasis.  For more information, please visit www.arqule.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its products and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act. Actual results, including results of ongoing and anticipated clinical trials, may differ materially from those projected in

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the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, research and development efforts and the general business environment, including without limitation: compounds in clinical trials based on the ACT platform or other, proprietary platforms may not prove to be safe or efficacious; current and future clinical studies may encounter enrollment difficulties and the commencement of anticipated clinical trials may be delayed or the trials may never commence; the results of clinical trials may be disappointing and not lead to commercial products; preclinical efforts associated with the product pipeline may fail or prove disappointing; animal xenograft preclinical studies may be unpredictive of human response; collaborators may terminate their agreements with ArQule because ArQule may fail to satisfy the prescribed terms of the collaboration or for other reasons; and, the risks and uncertainties described in ArQule’s filings with the Securities and Exchange Commission. Drug development involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product.  The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

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ArQule, Inc.
Condensed Statement of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Compound development revenue	$4,918	$11,802	$26,718	$24,093
Research and development revenue	1,652	1,652	3,304	3,304
Total revenue	6,570	13,454	30,022	27,397

Costs and expenses:
Cost of revenue - compound development	2,526	7,674	8,345	15,027
Research and development	9,567	6,217	20,093	12,070
Marketing, general and administrative	2,781	2,238	4,981	4,922
Restructuring charge	536	—	2,498	—
Total costs and expenses	15,410	16,129	35,917	32,019

Loss from operations	(8,840)	(2,675)	(5,895)	(4,622)

Net investment income	1,265	498	2,607	1,001
Loss on investment	—	(250)	—	(250)

Net loss	$(7,575)	$(2,427)	$(3,288)	$(3,871)

Basic and diluted net loss per share	$(0.21)	$(0.07)	$(0.09)	$(0.11)

Weighted average common shares outstanding - basic and diluted	35,460	34,953	35,386	34,003

	June 30,	December 31,
Balance sheet data (in thousands):	2006	2005

Cash, cash equivalents and marketable securities	$119,919	$140,643
Working capital	106,414	105,646
Total assets.	130,974	156,684
Stockholders’ equity.	104,858	105,458

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